UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 18, 2011

BLACKROCK KELSO CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33559	20-2725151
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

40 East 52nd Street

New York, NY 10022

(Address of principal executive offices)

(212) 810-5800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 18, 2011, BlackRock Kelso Capital Corporation (the “Company”) issued $175 million of senior secured notes comprised of $158 million of five-year, senior secured notes and $17 million of seven-year, senior secured notes in a private placement. The notes will rank pari-passu with borrowings under the Company’s $375 million senior secured bank credit facility. The five-year notes have a fixed interest rate of 6.50% and the seven-year notes have a fixed interest rate of 6.60%. Interest on the notes will be due semiannually. Such interest rates are subject to increase in the event the notes cease to have an investment grade rating.

The proceeds from the issuance of the notes will be used to refinance existing indebtedness and for general corporate purposes, including, without limitation, the making of portfolio investments. The notes, taken together with commitments under the Company’s current senior secured, multi-currency credit facility, bring the Company’s available debt capacity to $550 million.

The Note Purchase Agreement contains customary terms and conditions, including, without limitation, affirmative and negative covenants such as information reporting, minimum stockholders’ equity, minimum asset coverage ratio and minimum liquidity requirements as well as customary events of default with customary cure and notice, including, without limitation, nonpayment, misrepresentation in a material respect, breach of covenant, borrowing base deficiency, cross-default to other indebtedness, bankruptcy and material adverse change.

The foregoing description of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Purchase Agreement attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1: Note Purchase Agreement, dated January 18, 2011.

Please note that the Note Purchase Agreement included as an exhibit to this Form 8-K is included to provide information regarding its terms and is not intended to provide any other factual or disclosure information about BlackRock Kelso Capital Corporation or the other parties to the Note Purchase Agreement. The Note Purchase Agreement contains representations and warranties by each of the parties to the Note Purchase Agreement that have been made solely for the benefit of the other parties to the Note Purchase Agreement and may not describe the actual state of affairs as of the date they were made or at any other time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKROCK KELSO CAPITAL CORPORATION

Date: January 19, 2011	By:	/s/ Frank D. Gordon
		Name:	Frank D. Gordon
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Note Purchase Agreement, dated January 18, 2011